Quantum Materials Corp Appoints Blockchain Leader
John Hartigan to Key CRO Role

Quantum Materials Corp Adds Key Member to it Leadership Team as it Expands Beyond
Nanotechnology with Blockchain Acquisition.

San Marcos, TX – September 18, 2019 -- Leading American nanomaterial and cadmium free quantum dot producer and product company Quantum Materials Corp (OTCQB:QTMM) today announced the appointment of John Hartigan, a recognized leader in the blockchain business world, to the new leadership role of Chief Revenue Officer.

“I am delighted that someone of John’s caliber and experience should choose to join our company as it expands to leverage blockchain technology,” said Stephen B. Squires, President and Chief Executive Officer of Quantum Materials Corp. “I am confident that the combination of our proprietary technology and John’s business acumen will accelerate our success.”

QMC recently announced the acquisition of patent-pending blockchain platform technology, which it will leverage to address exciting soon-to-be-announced new market opportunities, augmenting its existing Quantum Dot Xtreme (QDXTM) offerings for the display, solar energy and lighting marketplaces.

“Quantum Materials Corp is absolutely in a class of its own in the quantum dots space and now with the addition of a blockchain capability it was clear to me that I had to be involved in its very bright future. I am extremely excited to join these pioneers of the nanomaterials movement as they expand into new global markets,” said Hartigan.

John Hartigan Biography

Mr. Hartigan founded the first of his many businesses at 15 years of age: a tennis court washing service. When the rapid growth of the business began to interfere with his education, his parents made him sell it and focus on his schoolwork. Now, 30 years on, Mr. Hartigan has founded and led multiple startups and early growth projects, achieving success through strategic partnerships with a number of fortune 500 companies.

Over the past 4 years he has focused on practical business applications of blockchain and distributed ledger technologies. Most recently, Mr. Hartigan served as CEO of Intiva Health launching the first enterprise decentralized application for healthcare provider credentialing. As a blockchain and DLT evangelist Mr. Hartigan is frequently asked to speak at events around the world to share and discuss the impact of blockcahain in our daily lives.

ABOUT QUANTUM MATERIALS CORP.

Quantum Materials Corp (QMC) develops and manufactures quantum dots and nanomaterials for use in display, solar energy and lighting applications, as well as for the transformation of numerous business processes, through its proprietary high-volume continuous flow production process.

QMC’s volume manufacturing methods enable consistent quality and scalable cost reductions to provide the foundation for technologically superior, energy efficient and environmentally sound displays, the next generation of solid-state lighting and solar photovoltaic power applications. By leveraging the highly tunable emission quality of its quantum dots, combined with its scalable blockchain platform, QMC also offers products that underpin anti-counterfeit initiatives. For more information, visit Quantum Materials Corp at www.quantummaterialscorp.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties concerning our business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed by us with the Securities and Exchange Commission (“SEC”). All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at http://www.sec.gov/ or from our website. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

QUANTUM MATERIALS CORP CONTACT:

Stephen B. Squires

President & CEO

ssquires@quantummaterialscorp.com

INVESTOR RELATIONS CONTACT:

Clay Chase

619.917.6771

cchase100@yahoo.com

MEDIA CONTACT:

Rich Schineller

Perception Management

941.780.8100

rich@prmgt.com